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                         FOSSIL, INC. AND AFFILIATES
                          DEFERRED COMPENSATION PLAN


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                              TABLE OF CONTENTS

SECTION ONE    DEFINITIONS                                                 1
          1.1  "ADDENDUM(s)"                                               1
          1.2  "ACCOUNT(s)"                                                1
          1.3  "INSTALLMENT PAYMENT"                                       1
          1.4  "APPLICABLE INTEREST RATE"                                  1
          1.5  "BENEFICIARY"                                               1
          1.6  "BENEFIT"                                                   1
          1.7  "BOARD"                                                     1
          1.8  "BONUS"                                                     1
          1.9  "BUSINESS DAY"                                              2
          1.10 "CHANGE OF CONTROL"                                         2
          1.11 "CODE"                                                      2
          1.12 "COMMITTEE"                                                 2
          1.13 "COMPANY"                                                   2
          1.14 "CONTRIBUTIONS"                                             3
          1.15 "DEFERRED PAYMENTS"                                         3
          1.16 "DEFERRED PAYMENT DATE"                                     3
          1.17 "DESIGNATED AFFILIATE"                                      3
          1.18 "EARNINGS"                                                  3
          1.19 "EFFECTIVE DATE"                                            3
          1.20 "ELECTION FORM"                                             3
          1.21 "ELIGIBLE INDIVIDUAL"                                       3
          1.22 "EMPLOYEE"                                                  3
          1.23 "EMPLOYER"                                                  3
          1.24 "EMPLOYER CONTRIBUTION"                                     3
          1.25 "EMPLOYER ACCOUNT"                                          3
          1.26 "ENTRY DATE"                                                4
          1.27 "ERISA"                                                     4
          1.28 "FINAL DEFERRAL FILING DATE"                                4
          1.29 "INVESTMENT DATE"                                           4
          1.30 "LUMP SUM"                                                  4
          1.31 "MEASUREMENT PREFERENCES"                                   4
          1.32 "PARTICIPANT"                                               4
          1.33 "PLAN"                                                      4
          1.34 "PLAN YEAR"                                                 4
          1.35 "QUARTER"                                                   4
          1.36 "RULES OF GENERAL APPLICATION"                              4
          1.37 "THIRD-PARTY RECORDKEEPER"                                  4
          1.38 "SALARY"                                                    4
          1.39 "SALARY DEFERRAL CONTRIBUTIONS"                             4
          1.40 "SALARY DEFERRAL ACCOUNT"                                   5
          1.41 "SEPARATES" OR "SEPARATION"                                 5
          1.42 "TRUST"                                                     5

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          1.43 "VALUATION DATE"                                             5
          1.44 "VEST" OR "VESTING"                                          5

SECTION TWO    ADMINISTRATION                                               5
          2.1  APPOINTMENT OF COMMITTEE.                                    5
          2.2  EMPLOYER DUTIES                                              5
          2.3  AUTHORITY OF COMMITTEE.                                      5
          2.4  ACTION BY COMMITTEE.                                         5
          2.5  MEETINGS OF COMMITTEE.                                       5
          2.6  POWERS OF COMMITTEE AND COMPANY.                             6
          2.7  INDEMNIFICATION.                                             6
          2.8  BOND AND EXPENSES.                                           6
          2.9  RELIANCE ON TABLES                                           6

SECTION THREE  PARTICIPATION                                                6

SECTION FOUR   CONTRIBUTIONS                                                7
          4.1  SALARY DEFERRAL CONTRIBUTIONS.                               7
          4.2  CREDITING OF SALARY DEFERRAL CONTRIBUTIONS.                  7
          4.3  EMPLOYER CONTRIBUTIONS.                                      8
          4.4  DISPOSITION OF CONTRIBUTIONS.                                8

SECTION FIVE   PARTICIPANT'S ACCOUNTS AND INVESTMENTS                       8
          5.1  ESTABLISHMENT OF ACCOUNT.                                    8
          5.2  EARNINGS CREDITED TO ACCOUNTS.                               8
          5.3  INVESTMENT DIRECTION.                                        8
          5.4  STATEMENTS.                                                  9

SECTION SIX    VESTING                                                      9
          6.1  SALARY DEFERRAL ACCOUNT.                                     9
          6.2  EMPLOYER ACCOUNT.                                            9

SECTION SEVEN  DISTRIBUTION OF BENEFIT                                      9
          7.1  FORM AND TIMING OF DISTRIBUTION.                             9
          7.2  ELECTION OF DEFERRED PAYMENTS.                              10
          7.3  INSTALLMENT PAYMENTS.                                       10
          7.4  CHANGE IN CONTROL.                                          10
          7.5  HARDSHIP DISTRIBUTION.                                      10
          7.6  IN-SERVICE WITHDRAWAL.                                      11
          7.7  SOURCE OF DISTRIBUTION.                                     11

SECTION EIGHT  DESIGNATION OF BENEFICIARIES                                11
          8.1  DESIGNATION BY PARTICIPANT                                  11
          8.2  LACK OF DESIGNATION.                                        11

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SECTION NINE   AMENDMENT AND TERMINATION                                   12

SECTION TEN    GENERAL PROVISIONS                                          12
          10.1  NO ASSIGNMENT.                                             12
          10.2  INCAPACITY.                                                12
          10.3  CLAIMS PROCEDURE.                                          12
          10.4  FINAL RESOLUTION OF DISPUTES RELATING TO PLAN              13
          10.5  INFORMATION REQUIRED.                                      13
          10.6  COMMUNICATIONS BY, AND INFORMATION FROM, PARTICIPANT.      13
          10.7  NO RIGHTS IMPLIED.                                         14
          10.8  COMMUNICATIONS BY COMMITTEE OR EMPLOYER.                   14
          10.9  INTERPRETATIONS AND ADJUSTMENTS.                           14
          10.10 NO LIABILITY FOR GOOD FAITH DETERMINATIONS.                14
          10.11 NO EMPLOYMENT RIGHTS.                                      14
          10.12 WITHHOLDING OF TAXES.                                      14
          10.13 WAIVERS.                                                   15
          10.14 RECORDS.                                                   15
          10.15 SECURITIES LAWS.                                           15
          10.16 SEVERABILITY.                                              15
          10.17 CAPTIONS AND GENDER.                                       15
          10.18 CHOICE OF LAW.                                             15
          10.19 EFFECTIVE DATE AND TERMINATION DATE.                       15

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                            FOSSIL, INC. AND AFFILIATES
                             DEFERRED COMPENSATION PLAN

     Fossil, Inc. hereby establishes the Fossil, Inc. And Affiliates Deferred Compensation Plan to give a select group of highly compensated employees the opportunity to defer a portion of their compensation and possibly receive deferred employer contributions. For purposes of the Code, the Employers intend this Plan to be an unfunded, unsecured promise to pay on the part of each Employer. For purposes of ERISA, the Employers intend this Plan to be an unfunded plan solely for the benefit of a select group of management or highly compensated employees of the Employers for the purpose of qualifying the Plan for the "top hat" plan exception under sections 201(2), 301(a)(3) and 401(a)(1) of ERISA.

SECTION ONE    DEFINITIONS

     1.1 "ADDENDUM(s)" shall mean, collectively, the pages which are attached to this Plan document, and incorporated by reference, on which shall be reflected the information described in SECTION 4.3.

     1.2 "ACCOUNT(s)" shall mean, collectively, the Salary Deferral Account, and the Employer Account, maintained for each Participant, except that when it shall be appropriate to refer to a particular Account, reference shall be to that Account.

     1.3 "INSTALLMENT PAYMENT" shall mean an annual distribution, in cash, of the Participant's Account balance over a period of years as provided for in SUBSECTIONS 7.2 AND 7.3.

     1.4 "APPLICABLE INTEREST RATE" shall mean, for each day during a period of reference (but computed without compounding), a percentage equal to the product of (i), (ii) and (iii), where (i) is the sum of the one (1) year London Interbank Offered Rate ("LIBOR") as reported in the Wall Street Journal as of (x) the first Business Day, plus (y) the last Business Day, occurring during such period of reference, (ii) is fifty percent (50%), and
(iii) is a quotient of 1 divided by 360.

     1.5 "BENEFICIARY" shall mean the person(s), entity or entities designated by the Participant as the beneficiary of balance of his Benefit.

     1.6 "BENEFIT" shall mean the Vested amount credited to the Participant's Account at the time of reference.

     1.7  "BOARD" shall mean the Board of Directors of the Company.

     1.8 "BONUS" shall mean amounts of compensation paid by an Employer which is not regular salary, wages or commissions, and which is determined to be a Bonus by the Committee.

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     1.9  "BUSINESS DAY" shall mean, with respect to each Measurement
Preference, a day on which the exchange on which it is traded is operating.

     1.10 "CHANGE OF CONTROL" shall mean the first to occur of the following:

          (a)  a dissolution or liquidation of the Company; or

          (b) a merger or consolidation (other than a merger effecting a re-incorporation of the Company in another state or any other merger or a consolidation in which the shareholders of the surviving corporation and their proportionate interests therein immediately after the merger or consolidation are substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the merger or consolidation) in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation as a result of a transaction in which the shareholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the shareholders of the Company and their proportionate interests therein immediately prior to the transaction; provided, however, that the Board may at any time prior to such a merger or consolidation provide by resolution that there has been no Change in Control and that the foregoing provisions of this parenthetical shall not apply if a majority of the Board of Directors of such parent immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the transaction);

          (c) a transaction in which any person becomes the owner of fifty percent (50%) or more of the total combined voting power of all classes of stock of the Company (provided, however, that the Board may at any time prior to such transaction provide by resolution that there has been no Change in Control and that this subparagraph (c) shall not apply if such acquiring person is a corporation and a majority of the Board of Directors of the acquiring corporation immediately after the transaction consists of individuals who constituted a majority of the Board immediately prior to the acquisition of such fifty percent (50%) or more total combined voting power); or

          (d) any other transaction or series of transactions which the Board determines has the effect of a Change in Control.

     1.11 "CODE" shall mean the Internal Revenue Code of 1986, as amended.

     1.12 "COMMITTEE" shall mean those persons designated to administer the Plan pursuant to SECTION TWO.

     1.13 "COMPANY" shall mean Fossil, Inc., a Delaware corporation, and its successors and assigns.

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     1.14 "CONTRIBUTIONS" shall mean, collectively, the Salary Deferral
Contributions, and the Employer Contributions, with respect to each Participant, except that when it shall be appropriate to refer to a particular Contribution, reference shall be to that Contribution.

     1.15 "DEFERRED PAYMENTS" shall mean the payment of a Participant's Benefits as described in SECTION 7.2.

     1.16 "DEFERRED PAYMENT DATE" shall mean the date as of which a Participant's Deferred Payments are made or commenced.

     1.17 "DESIGNATED AFFILIATE" shall mean Fossil Partners, L.P., and each other entity of which fifty percent (50%) or more of its value or, in the case of a corporation, of the total combined voting power of all classes of stock, are held by the Company or another subsidiary, whether or not such entity now exists or is hereafter organized or acquired by the Company or another subsidiary, and which has been designated for participation herein by the Committee.

     1.18 "EARNINGS" shall mean the amounts notationally credited or debited to a Participant's Account based on changes in the value (including, without limitation, unrealized appreciation or depreciation) of the Participant's Measurement Preferences, plus the amount, if any, attributable to the crediting of the Applicable Interest Rate, all determined in accordance with Rules of General Application.

     1.19 "EFFECTIVE DATE" shall mean December 30, 1998.

     1.20 "ELECTION FORM" shall mean a written form on which the Participant may specify his (i) Salary Deferral Contribution for the Plan Year, (ii) Measurement Preferences, (iii) form and timing of distribution of his Benefit, and (iv) such other matters as shall be determined by the Committee at the time of reference.

     1.21 "ELIGIBLE INDIVIDUAL" shall mean an employee of an Employer who is
(i) a member of a select group of management or highly compensated employees, and (ii) designated by the Committee as eligible to participate in the Plan.

     1.22 "EMPLOYEE" shall mean a common law employee of the Employer.

     1.23 "EMPLOYER" shall mean, collectively, the Company and each of its Designated Affiliates.

     1.24 "EMPLOYER CONTRIBUTION" shall mean the amount, if any, credited under the Plan by an Employer to an Eligible Participant, and evidenced by an Addendum.

     1.25 "EMPLOYER ACCOUNT" shall mean the account maintained for each Participant who has received an Employer Contribution, and which will reflect the amount of such Employer Contribution and appropriate adjustments as provided herein.

     1.26 "ENTRY DATE" shall mean February 1, 1999 for the 1999 Plan Year, and January 1st for each subsequent Plan Year; except that, where the Employee is not an Eligible Individual on such February 1, 1999 or a later January 1st, it also shall mean July 1st; provided, without limitation, that each Eligible Individual shall have a single Entry Date with respect to each Plan Year.

     1.27 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     1.28 "FINAL DEFERRAL FILING DATE" shall mean the date that precedes the date on which a Participant's Deferred Payment is scheduled to begin by 24 months.

     1.29 "INVESTMENT DATE" shall mean the first Business Day in each Quarter, except that it also shall mean an Entry Date (except that if the Entry Date is not a Business Day, then the first Business Day following an Entry Date) with respect to each Eligible Employee who first becomes a Participant on such Entry Date.

     1.30 "LUMP SUM" shall mean a single distribution, in cash, of a Participant's Benefit.

     1.31 "MEASUREMENT PREFERENCES" shall mean the preferences described in SUBSECTION 5.3.

     1.32 "PARTICIPANT" shall mean an Eligible Individual who participates in the Plan pursuant to SECTION THREE.

     1.33 "PLAN" shall mean the Fossil, Inc. and Affiliates Deferred Compensation Plan, as set forth in this document and subsequent amendments.

     1.34 "PLAN YEAR" shall mean calendar year.

     1.35 "QUARTER" shall mean calendar quarter.

     1.36 "RULES OF GENERAL APPLICATION" shall mean those rules promulgated by the Committee, in its sole discretion, from time to time with respect to the matter of reference, but which will be applied in a similar manner to Participants similarly situated.

     1.37 "THIRD-PARTY RECORDKEEPER" shall mean the person or entity selected by the Committee to maintain the records necessary to the administration of the Plan.

     1.38 "SALARY" shall mean Participant's regular salary, wages, and commissions paid by an Employer, plus any amounts deferred under sections 125 or 401(k) of the Code, plus any amounts under this Plan, but excludes Bonuses, expense reimbursements and fringe benefits.

     1.39 "SALARY DEFERRAL CONTRIBUTIONS" shall mean the amounts described in SUBSECTION 4.1.

     1.40 "SALARY DEFERRAL ACCOUNT" shall mean the amount credited under the Plan as a result of the Participant's Salary Deferral Contributions, and appropriate adjustments as provided herein.

     1.41 "SEPARATES" OR "SEPARATION" or similar shall mean a Participant's termination of employment with an Employer for any reason (including death or disability).

     1.42 "TRUST" shall mean a trust which substantially conforms to the model rabbi trust provided in section 5 of the Internal Revenue Service's Revenue Procedure 92-64, 1992-2 C.B. 422, that may be established between the Company and the trustee(s) named in the Trust.

     1.43 "VALUATION DATE" shall mean the last Business Day of each Quarter.

     1.44 "VEST" OR "VESTING" or similar, shall mean the portion of a Participant's Employer Account which is nonforfeitable at the time of reference.

SECTION TWO    ADMINISTRATION

     2.1 APPOINTMENT OF COMMITTEE. The Board shall appoint the Committee. The Board may change Committee membership at any time without cause, and a member may resign by providing written notice to the Company. Any vacancy in the membership of the Committee may be filled by the Board.

     2.2 EMPLOYER DUTIES. An Employer shall, upon request or as may be specifically required under the Plan, furnish or cause to be furnished all of the information or documentation in its possession or control that is necessary or required by the Committee to perform its duties and functions under the Plan.

     2.3 AUTHORITY OF COMMITTEE. The Committee shall have the exclusive authority and responsibility for administering the Plan in accordance with its terms. All exercises of authority by the Committee under this Plan shall be final, conclusive and binding, unless found by a court of competent jurisdiction to be arbitrary and capricious.

     2.4 ACTION BY COMMITTEE. The Committee may elect a chairman who shall be a member of the Committee and a secretary who may, but need not, be a member of the Committee. Any and all acts and decisions of the Committee shall be by at least a majority of the then members, but the Committee may delegate to any one or more of its members the authority to sign notices or other documents on its behalf or to perform ministerial acts for it, in which event any person may accept such notice, document or act without questioning its having been authorized by the Committee.

     2.5 MEETINGS OF COMMITTEE. The Committee shall hold meetings upon such notice, at such place or places, and at such time or times as it may from time to time determine; provided, however, any decisions made or action taken pursuant to written approval of a majority of the then members shall be sufficient; and provided, further, and without limitation, that the Committee may take actions which have retroactive effect.

     2.6 POWERS OF COMMITTEE AND COMPANY. The Committee shall have all powers and discretion as may be necessary to discharge its duties and responsibilities under this Plan, including, without limitation, the power, exercisable in its sole discretion, (i) to interpret or construe the Plan,
(ii) to make rules and regulations for the administration of the Plan, (iii) to determine all questions of eligibility, status and other rights of Participants, beneficiaries and other persons, (iv) to confirm or reject each Participants selection of Measurement Preferences, and (v) to resolve any dispute which may arise under this Plan involving Participants or beneficiaries. The Committee may engage agents to assist it and may engage legal counsel, who may be counsel for the Company.

     No member of the Committee shall vote or act upon any matter which relates exclusively to his own rights or benefits under this Plan, and if all members of the Committee shall be disqualified, with regard to one or more matters, the President of the Company shall appoint one or more qualifying persons to be the Committee with regard to such matters.

     2.7 INDEMNIFICATION. Without limitation, including SECTION 10.10, the members of the Committee shall be indemnified by the Company against any and all liabilities arising by reason of any act, or failure to act, pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating to the Plan, even if the same is judicially determined to be due to such member's negligence, but not when the same is judicially determined to be due to the gross negligence or willful misconduct of such member.

     2.8 BOND AND EXPENSES. The Committee shall serve without bond unless state or federal statutes require otherwise, in which event the Company shall pay the premium. The expenses of the Committee shall be paid by the Company. Such expenses shall include all expenses incident to the functioning of the Committee, including, without limitation, litigation costs, fees of accountants, counsel and other specialists and other costs of administering the Plan.

     2.9 RELIANCE ON TABLES. In administering the Plan, the Committee shall be entitled to the extent permitted by law to rely conclusively on all tables, valuations, certificates, opinions and reports which are furnished by accountants, legal counsel or other experts employed or engaged by the Committee.

SECTION THREE  PARTICIPATION

     An Eligible Individual will become a Participant either by filing an Election Form prior to his Entry Date, or by being credited with an Employer Contribution, and will remain a Participant until he receives the payment of his entire Benefit. Being designated as an Eligible Individual for one Plan Year does not entitle such Employee to continued status as an Eligible Individual for subsequent Plan Years, but such person will remain an Eligible Individual until notified in writing by the Committee of his removal from that status and, following such removal, such Employee shall not be able to elect Salary Deferral Contributions on any Entry Date on which he is not an Eligible Individual.

SECTION FOUR   CONTRIBUTIONS

     4.1 SALARY DEFERRAL CONTRIBUTIONS. An Employee who is an Eligible Individual on his Entry Date with respect to a Plan Year may elect to defer from Salary any amount which is not less than Five Thousand Dollars ($5,000) (prorated based on the remaining portion of the Plan Year if the Participant's Entry Date is not February 1, 1999 or a subsequent January 1st) and not more than fifty percent (50%) of his Salary; and may elect to defer from his Bonus up to one hundred percent (100%) of his Bonus, in each case payable during the portion of the Plan Year following such Entry Date, by filing an Election Form with the Committee prior to such Entry Date. Unless otherwise determined by the Committee, the election to defer Salary must be designated as a fixed dollar amount, and the election to defer with respect to the Bonus may be designated in either a fixed dollar, or a percentage, amount. Each Election Form shall continue to apply to each later Entry Date until a new Election Form is filed; provided, further, that only the last Election Form filed prior to an Entry Date shall be effective. If an Eligible Individual has not filed an Election Form deferring a portion of his Salary and/or Bonus on or before the Entry Date of reference, such Eligible Individual shall be deemed to have elected not to defer any portion of his Salary and/or Bonus with respect to the Plan Year in which such Entry Date occurs. Notwithstanding any provision hereof to the contrary, the Committee may designate a special Entry Date with respect to one or more Participants solely for purposes of permitting each such Participant to elect to defer an additional amount from each such Participant's Bonus; provided, further, that such special Entry Date shall have no other effect hereunder.

     4.2 CREDITING OF SALARY DEFERRAL CONTRIBUTIONS. The amount of a Participant's Salary Deferral Contributions will be deducted (i) from a Participant's Salary on each payroll date during the Plan Year of reference in an amount equal to the total Salary Deferral Contribution divided by the number of payroll dates during the Plan Year of reference following the Entry Date of reference, and (ii) from a Bonus on the date of its payment in the full amount of Salary Deferral Contribution elected to be deducted from such Bonus payments. The portion of the Salary Deferral Contribution amount which will be deducted from Salary shall be credited to the Participant's Salary Deferral Account as of the first Business Day following the Entry Date or, if communicated to the Participant in writing on or before such Entry Date, as of the payroll date on which deducted; and the full amount of the Salary Deferral Contribution to be deducted from the Bonus shall be credited to the Participant's Salary Deferral Account on the date the Bonus is (or would have been) paid. In the event a Participant's Salary Deferral Account is credited with a Salary Deferral Contribution before such amount is actually deducted from the Participant's Salary, and the Participant terminates employment during the Plan Year of reference, such Participant shall forfeit an amount from his Salary Deferral Account equal to the excess of (iii) the amount of Salary Deferral Contribution credited to his Account with respect to such Plan Year, over (iv) the aggregate amount of Salary Deferral Contribution actually deducted from his Salary during such Plan Year, and such forfeited amount shall inure to the benefit of the Employer in the manner determined by the Committee.

     4.3 EMPLOYER CONTRIBUTIONS. At any time on or after the Effective Date, in addition to the amount described in SECTIONS 4.1 and 4.2, an Employer may credit a Participant's Employer Account with such amount as it shall determine in its sole discretion. The name of the Participant, the amount to be credited, the date as of which it is to be credited, the rate of Vesting, and such other matters as are required to be set forth (as determined by the Employer in its sole discretion), shall be set forth on an Addendum; provided that 100% of such amounts contributed for a Participant, and related Earnings, shall be forfeited on such Participant's Separation unless otherwise expressly provided in an Addendum expressly relating to such Employer Contribution.

     4.4 DISPOSITION OF CONTRIBUTIONS. All Contributions shall be delivered to the Trust; provided, however, that such delivery may cease, and the funds retained by the Employer, effective with respect to Contributions made with respect to a Plan Year beginning after delivery of written notice of such change to each Participant.

SECTION FIVE   PARTICIPANT'S ACCOUNTS AND INVESTMENTS

     5.1 ESTABLISHMENT OF ACCOUNT. The Committee shall establish separate Accounts for each Participant, to which shall be credited or debited the Participant's share of Contributions and Earnings, and to which shall be debited the Account's share of expenses and distributions.

     5.2 EARNINGS CREDITED TO ACCOUNTS. Earnings on amounts credited to an Account shall be credited or debited to such Account on each Business Day based on the value of the Account's Measurement Preferences on such Business Day, all in the manner determined by the Committee in accordance with Rules of General Application.

     5.3 INVESTMENT DIRECTION. Effective as of each Investment Date, in accordance with Rules of General Application, each Participant may select investments ("Measurement Preferences") from among the different investment alternatives which are made available by the Committee, for existing balances in his Account and for future Contributions, such selection of Measurement Preferences to be made in increments of 5%, and such percentages to apply equally to the amount credited to the Participant's Account on the immediately preceding Valuation Date, and to Contributions credited to such Account subsequent to such Valuation Date. No actual investments shall be made by Participants. The Measurement Preferences, and the Applicable Interest Rate, are only for the purpose of determining the Employer's payment obligation under the Plan and such Measurement Preferences do not control any actual investments made by the Employer or the Trustee.

      A participant may change Measurement Preferences on the next Investment Date by contacting the Third-Party Recordkeeper, either through filing a written Election Form or, if available under the Rules of General
Application, through the Third-Party Recordkeeper's voice response system not later than the 15th day of the month preceding the month in which such Investment Date occurs. Regardless of the method used to change the Measurement Preferences, the Third-Party Recordkeeper shall send a confirmation to the Committee verifying the new

Measurement Preferences. The final Election Form (or its equivalent) timely filed by the Participant prior to the Investment Date of reference shall be controlling with respect to such Investment Date. If a Participant has not timely filed an Election Form with respect to some or all of the funds in his Account with respect to an Investment Date, he will be credited with interest at the Applicable Interest Rate on such amount until the first Investment Date with respect to which he has filed a timely Election Form with respect to such amount.

     Notwithstanding the forgoing, the Committee shall have the power to reject some or all of the selections of Measurement Preferences by any one or more Participants by advising the affected Participant(s) and the Third-Party Recordkeeper in writing of such rejection within 3 days of being receiving the notice described in the preceding paragraph. If the Committee rejects a selection, notwithstanding any provision hereof to the contrary, the portion of such Account(s) subject to such rejection shall earn interest at the Applicable Interest Rate from the date specified in such written rejection until the date as of which an approved investment in a Measurement Preference is made.

     5.4 STATEMENTS. As soon as administratively practicable following the close of each Quarter, the Committee shall furnish each Participant with a statement setting forth (i) the amount in his Account, (ii) the amount of Contributions, separately showing the Salary Deferral Contributions and Employer Contributions, credited to his Account during such Quarter, (iii) the Earnings credited or debited to his Account for such Quarter, and (iv) any debited charges to, or distributions from, his Account during such Quarter.

SECTION SIX    VESTING

     6.1 SALARY DEFERRAL ACCOUNT. Participant shall always be 100% Vested in the amounts credited to his Salary Deferral Account.

     6.2 EMPLOYER ACCOUNT. Participant shall Vest in the amount credited to his Employer Account in accordance with the Vesting Schedule set forth on the Addendum which evidences such Employer Contribution, and otherwise shall be zero (0) Vested. Notwithstanding any other provision in this Plan, a Participant's Employer Account will become one hundred percent (100%) Vested upon the date of a Change of Control.

SECTION SEVEN  DISTRIBUTION OF BENEFIT

     7.1 FORM AND TIMING OF DISTRIBUTION. Unless a Participant is entitled to a Deferred Payment, upon a Participant's Separation he shall receive a Lump Sum distribution within a reasonable period of time, not to exceed sixty
(60) days, after the Valuation Date next following his Separation. The amount of such Lump Sum distribution shall be equal to his Benefit determined as of the Valuation Date preceding the date of distribution.

     7.2 ELECTION OF DEFERRED PAYMENTS. A Participant shall be entitled to a Deferred Payment if his Separation is not by reason of his death, and if on his date of Separation (i) he has attained the age of 55 and completed at least 5 Years of Service, and (ii) has filed an Election Form on which he has
(x) selected a Deferred Payment Date, and (y) selected a form of payment. A Participant's Deferred Payments may be made or commenced at any time, after age 55 and prior to the later of age 65 or his Separation, and may be paid either in a Lump Sum or in 5, 10, or 15 Installment Payments, as the Participant shall select on the Election Form in effect on his Final Deferral Filing Date, and only the last Election Form filed on or before such Final Deferral Filing Date shall be effective. Installment Payments shall be paid at such time, during the first 30 days of each Plan Year, as shall be determined by the Committee. If a Participant receiving an Installment Payment shall be reemployed, all such Installment Payments shall cease during the period of his reemployment, and shall resume (iii) during the first 30 days of the Plan Year following his Separation, and (iv) shall be paid out in the same number of installments as were remaining to be paid on the date of his reemployment.

     7.3 INSTALLMENT PAYMENTS. If Participant elects a Deferred Payment in the form of Installment Payments, each installment shall be equal to the product of (i) his Benefit on the Valuation Date next preceding the date of payment, multiplied by (ii) a fraction, the numerator of which is one (1), and the denominator of which is the total number of installments originally elected less the number of installments previously paid.

     7.4 CHANGE IN CONTROL. Notwithstanding any other provision to the contrary, upon a Change of Control, all Benefits hereunder (including, without limitation, Benefits subject to Deferred Payment elections or which are being paid in Installment Payments), shall be distributed to Participants in a Lump Sum as soon as reasonably possible, but not more than 30 days, after such Change of Control. Notwithstanding the foregoing, at any time prior to the date of a Change of Control, or with respect to each Participant who is not notified in writing of an impending Change of Control at least 14 days prior to the date of Change in Control, for a period of 14 days after the date of notice of such Change of Control, a Participant may elect to waive the provisions of this SECTION 7.4 with respect to such Change of Control and his Benefits will continue to be deferred under the Plan as if such Change of Control had not occurred.

     7.5 HARDSHIP DISTRIBUTION. Upon the Committee's determination (following petition by the Participant) that the Participant has suffered a "severe financial hardship", the Committee shall distribute to Participant that portion of such Participant's Benefit as requested by the Participant and approved by the Committee, but in no event shall the Committee approve a distribution which is greater than is necessary to relieve the financial hardship. A "severe financial hardship" means an unforeseeable event resulting from a sudden and unexplained illness or accident experienced by either the Participant or his dependents, the loss of property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the Participant's control, which the Participant is unable to satisfy through available or attainable assets. Without limitation, the definition of severe financial hardship does not include the need to send a child to college or the desire to purchase a home.

     The Committee shall evaluate the facts and circumstances of each hardship request and may rely on the written representations of the Participant unless it has reason to know such representations are false. The Participant shall receive a Lump Sum cash payment of the amount approved by the Committee as soon as possible following the next succeeding Valuation
Date (or, upon the Participant's request, on such earlier date and under such rules as shall be determined by the Committee), and such amount shall be deducted from his Measurement Preferences in accordance with Rules of General Application. If a Participant receives a hardship distribution he shall be ineligible to elect Salary Deferral Contributions for the following Plan Year.

     7.6 IN-SERVICE WITHDRAWAL. Prior to a Participant's Separation, in accordance with Rules of General Application, a Participant may elect to receive a distribution of all (subject to the forfeiture), or a portion of his Benefit. If a Participant elects to receive such a distribution, he shall permanently and irrevocably forfeit from his Benefit an amount equal to 20 percent (20%) of the amount so distributed and such Participant shall be ineligible to elect Salary Deferral Contributions for the following Plan Year. The amount forfeited shall inure to the benefit of the Employer in the manner determined by the Committee, and such amount shall be deducted from his Measurement Preferences in accordance with Rules of General Application.

     7.7 SOURCE OF DISTRIBUTION. All payments of Benefits shall be in cash from the funds in the Trust or, in the discretion or the Employer, from the Employer's funds held outside of the Trust. Nothing contained in the Plan, nor any action taken pursuant to the provisions of the Plan, shall create or be construed to create a fiduciary relationship between the Company, an Employer, Participant, Beneficiary, or Employee or other person. To the extent that any person acquires a right to be paid Benefits, such right shall be no greater than the right of an unsecured general creditor of his Employer.

SECTION EIGHT  DESIGNATION OF BENEFICIARIES

     8.1 DESIGNATION BY PARTICIPANT. Participant's written designation of one or more persons or entities as his Beneficiary shall operate to designate the Participant's Beneficiary under this Plan. The Participant shall file with the Committee a copy of his Beneficiary designation under the Plan. The last such designation received by the Committee shall be controlling, and no designation, or change or revocation of a designation shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

     8.2 LACK OF DESIGNATION. If no Beneficiary designation is in effect at the time of Participant's death, if no designated Beneficiary survives the Participant or if the otherwise applicable Beneficiary designation conflicts with applicable law, the Participant's estate shall be the Beneficiary. The Committee may direct the Employer or Trustee to retain any unpaid Benefits, without crediting for either Measurement Preferences or Applicable Interest Rate, until all rights to the unpaid Benefits are determined. Alternatively, the Committee may direct the Employer or Trustee to pay the Benefits into any court of appropriate jurisdiction. Any such payment shall completely discharge each Employer, the Trustee, and the Committee from any liability under the Plan.

SECTION NINE   AMENDMENT AND TERMINATION

     The Plan, without cause and without prior notice, may be terminated, in whole or in part, by the Board, in which case the Employer Account of any affected Participant shall become 100% Vested on such date of termination and, notwithstanding any provisions of the Plan to the contrary, the Benefits of such affected Participant will be distributed in a Lump Sum as soon as reasonably possible following such termination. The Plan may be amended at any time by the Board or the Committee and, without limiting the generality of any other provision hereof, if the Committee determines that an amendment to the Plan would result in a substantial prospective reduction in either the rights or benefits of one or more Participants with respect to their Benefit determined as of the effective date of such amendment, the Committee must give each affected Participant notice of the amendment not less than 5 days prior to the earlier of its adoption or its effective date, and allow each such Participant to waive the right to elect an immediate distribution and, in the absence of such timely waiver, each such Participant shall have the right, for a period of 90 days commencing on the earlier of the adoption, or the effective date, of such amendment, to elect, in a writing filed with the Committee, to have all (but not less than all) of his Benefit distributed to him as soon as reasonably possible.

SECTION TEN    GENERAL PROVISIONS

     10.1 NO ASSIGNMENT. The right of any Participant to Benefits shall not be assigned, transferred, pledged or encumbered, either voluntarily or by operation of law, except as provided in SECTION EIGHT with respect to designations of Beneficiaries.

     10.2 INCAPACITY. If the Committee shall find that any person to whom any Benefit is payable under the Plan is unable to care for his affairs because of illness or accident or is a minor, any payment due shall be paid to the duly appointed guardian, committee or other legal representative for such person. Any such payment shall be a complete discharge of the liabilities of each Employer, the Trustee and the Committee as to the amount paid.

     10.3 CLAIMS PROCEDURE. The Committee will make all determinations as to the rights of any Employee, Participant, Beneficiary or other person under the terms of this Plan. Any Employee, Participant, Beneficiary, or person claiming under them, may make a claim for benefits under this Plan by filing written notice with the Committee setting forth the substance of the claim. If a claim is wholly or partially denied, the claimant will have the opportunity to appeal the denial upon filing with the Committee a written request for review within 60 days after receipt of notice of denial. In making an appeal the claimant may examine pertinent Plan documents and may submit issues and comments in writing. Denial of a claim or a decision on review will be made in writing by the Committee delivered to the claimant within 60 days after receipt of the claim or request for review, unless special circumstances require an extension of time for processing the claim or review, in which event the Committee's decision must be made as soon as possible thereafter but not beyond an additional 60 days. If no action on an initial claim is taken within 120 days, the claims will be deemed denied for purposes of permitting the claimant to proceed to the review stage. The denial of a claim or the decision on review will specify the reasons for the denial or decision and will make reference to the pertinent Plan provisions upon which the denial or decision is based. The denial of a claim will also include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of the claim review procedure herein described. The Committee will serve as an agent for service of legal process with respect to the Plan unless the Employer, through written resolution, appoints another agent.

     10.4 FINAL RESOLUTION OF DISPUTES RELATING TO PLAN. If, after the exhaustion of the claims procedure set forth in SECTION 10.3, one or more disputes remain with regard to the rights under the Plan of any Employee, Participant, Beneficiary or person claiming under them, such person(s) and the Committee (collectively, "Interested Parties") agree to attempt to resolve same by telephone conference with an agreed mediator. If the Interested Parties cannot resolve their differences by such telephone conference, then the Interested Parties agree to schedule a one day mediation with a mediator who is mutually agreeable to the Interested Parties, within thirty (30) days to resolve the disputes and to share equally the costs of such mediation. If one of the Interested Parties refuses to mediate, then such Interested Party thereby waives any recovery for attorneys' fees or costs incurred in any arbitration brought to construe or enforce the provisions of this Plan. If the Interested Parties are unable to resolve their dispute by mediation, the Interested Parties may institute an arbitration proceeding under the auspices of the American Arbitration Association to construe or enforce the provisions of the Plan. THE INTERESTED PARTIES HEREBY WAIVE THEIR RIGHT TO INSTITUTE LITIGATION IN A COURT OF LAW TO RESOLVE A DISPUTE CONCERNING THE CONSTRUCTION OR ENFORCEMENT OF THIS PLAN. The Interested Party prevailing in any such arbitration shall recover from the adverse party its actual damages and reasonable costs and expenses, including, without limitation, reasonable attorneys' fees incurred in connection with such dispute and arbitration.

     10.5 INFORMATION REQUIRED. Each Participant shall file with the Committee such pertinent information concerning himself and his Beneficiary as the Committee may specify, and no Participant or Beneficiary or other person shall have any rights or be entitled to any benefits under the Plan, unless such information is properly filed.

     10.6 COMMUNICATIONS BY, AND INFORMATION FROM, PARTICIPANT. All elections, selections, designations, requests, notices, instructions and other communications to the Committee, Third-Party Recordkeeper, Company, or Employer required or permitted under the Plan shall be (i) in such form as is prescribed from time to time by the Committee, (ii) shall be (x) mailed by first-class mail, or (y) delivered, to such location as shall be specified by the Committee and shall be deemed to have been given and delivered only on actual receipt by the person to be charged at such location. If the Committee notifies the Participant or Beneficiary by registered mail (return receipt requested) at his last known address that he is entitled to a distribution and also notifies him of the provisions of this paragraph, and the Participant or Beneficiary fails to claim his benefits under the Plan or provide his current address to the

Committee within one year after such notification, his Benefit will be forfeited and inure to the benefit of the Employer in the manner determined by the Committee. If the Participant or Beneficiary is subsequently located, such Benefit will be restored, but without Earnings being credited subsequent to the date of the forfeiture.

     10.7 NO RIGHTS IMPLIED. Without limitation, nothing contained in this Plan, nor any modification or amendment to the Plan, nor the creation of any Account on the books of the Company, shall give any Employee or Participant any legal or equitable right against the Company or any officer, director, or Employee of the Company, except as expressly provided by the Plan.

     10.8 COMMUNICATIONS BY COMMITTEE OR EMPLOYER. All notices, statements, reports and other communications from the Committee or any Employer to any person required or permitted under the Plan shall be deemed to have been duly given when delivered to, or when mailed first-class mail, postage prepaid and addressed to, such person at his address last appearing on the records of the most recent Employer.

     10.9 INTERPRETATIONS AND ADJUSTMENTS. To the extent permitted by law, each interpretation of the Plan and each decision on any matter relating to the Plan made by the Board, the Company, or the Committee, within their scope of their authority hereunder, shall be made in their sole discretion and shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the person responsible shall make such adjustment on account thereof as he considers equitable and practicable.

     10.10 NO LIABILITY FOR GOOD FAITH DETERMINATIONS. Neither the Company, the Board, nor the Committee shall be liable for any act, omission, or determination taken or made with respect to the Plan which is not judicially determined to be due to willful misconduct, and members of the Board, and the Committee, shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of willful misconduct) arising therefrom to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

     10.11 NO EMPLOYMENT RIGHTS. Neither the Plan nor any action taken under the Plan shall be construed as giving to any Employee the right to be retained in the employ of an Employer or as affecting the right of an Employer to dismiss any Employee at any time, with or without cause.

     10.12 WITHHOLDING OF TAXES. An Employer shall deduct from Participant's Salary or the amount of any payment made pursuant to this Plan any amounts required to be paid or withheld by the federal government or any state or local government. By his participation in the Plan, the Participant agrees to all such deductions.

     10.13 WAIVERS. Any waiver of any right granted pursuant to this Plan shall not be valid unless the same is in writing and signed by the party waiving such right. Any such waiver shall not be deemed to be a waiver of any other rights.

     10.14 RECORDS. Records of the Company, and of the Committee, as to any matters relating to this Plan will be conclusive on all persons.

     10.15 SECURITIES LAWS. The Plan intends to comply with and be exempt under The Securities Act of 1933, as amended. The Participants under the Plan are final purchasers and not underwriters or conduits to other beneficial owners or subsequent purchasers.

     10.16 SEVERABILITY. In case any one or more of the provisions contained in this Plan shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions in this Plan shall not in any way be affected or impaired.

     10.17 CAPTIONS AND GENDER. The captions preceding the Sections and Subsections of this Plan have been inserted solely as a matter of convenience and in no way define or limit the scope or intent of any provisions of this Plan. Where the context admits or requires, words used in the masculine gender shall be construed to include the feminine and the neuter also, the plural shall include the singular, and the singular shall include the plural.

     10.18 CHOICE OF LAW. THE PLAN AND ALL RIGHTS UNDER THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT PREEMPTED BY ERISA.

     10.19 EFFECTIVE DATE AND TERMINATION DATE. The Plan is effective on the Effective Date and shall terminate on the date no further Benefits are credited hereunder, or on such earlier date as the Plan is terminated pursuant to SECTION NINE.

IN WITNESS WHEREOF, the Company has executed this Plan on this the 22nd day of December, 1998.

                         FOSSIL, INC.



                         By:  /s/ Randy Kercho
                            -------------------------------
                          Its:  CFO
                              -----------------------------